EXHIBIT   EX-12

               TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                 Three Months Ended March 31,
                                                      1995       1994

                                                 (Dollar amounts in millions)
Fixed charges:
  Interest and debt expense. . . . . . . . . . .     $ 146.7    $  101.9
  One-third of rent expense. . . . . . . . . . .         3.9         4.8
                                                     -------    --------

    Total. . . . . . . . . . . . . . . . . . . .     $ 150.6    $  106.7
                                                     =======    ========

Earnings:
  Income before income taxes . . . . . . . . . .     $  79.1    $   69.1
  Fixed charges. . . . . . . . . . . . . . . . .       150.6       106.7
                                                     -------    --------

    Total. . . . . . . . . . . . . . . . . . . .     $ 229.7    $  175.8
                                                     =======    ========

Ratio of earnings to fixed charges . . . . . . .        1.53        1.65
                                                     =======    ========